                                                                     EXHIBIT 2.1

                           SHARE PURCHASE AGREEMENT

                                 BY AND AMONG

                             CARSDIRECT.COM, INC.,

                           ADMS NOVA SCOTIA COMPANY,


                             PERGA CAPITAL CORP.,

                   AUTODATA MARKETING SYSTEMS INCORPORATED,

                              THE SHAREHOLDERS OF

                             PERGA CAPITAL CORP.,

                                      and

                              GREGORY T. PERRIER

                           Dated as of July 16, 1999
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                               TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF SHARES............................    2
    1.1   Sale of Shares.........................................    2
    1.2   Closing................................................    2
    1.3   Purchase Price.........................................    2
    1.4   Stock Vesting..........................................    6
    1.5   No Further Ownership Rights in the Company Shares......    6
    1.6   Further Action.........................................    7
    1.7   Transaction Structure..................................    7
ARTICLE II REPRESENTATIONS AND WARRANTIES OF  EACH OF THE
    SHAREHOLDERS.................................................    7
    2.1   Organization of the Company and Company Sub............    7
    2.2   The Company Capital Structure..........................    7
    2.3   Subsidiaries...........................................    8
    2.4   Authority..............................................    9
    2.5   Company Financial Statements...........................    9
    2.6   No Undisclosed Liabilities.............................   10
    2.7   No Changes.............................................   10
    2.8   Tax Matters............................................   12
    2.9   Restrictions on Business Activities....................   14
    2.10  Title of Properties; Absence of Liens and Encumbrances.   14
    2.11  Intellectual Property..................................   15
    2.12  Agreements, Contracts and Commitments..................   20
    2.13  Interested Party Transactions..........................   21
    2.14  Compliance with Laws...................................   21
    2.15  Litigation.............................................   22
    2.16  Insurance..............................................   22
    2.17  Minute Books...........................................   22
    2.18  Environmental Matters..................................   22
    2.19  Brokers' and Finders' Fees; Third Party Expenses.......   24
    2.20  Employee Benefit Plans and Compensation................   24
    2.21  Governmental Authorizations and Licenses...............   27
    2.22  Competition Act........................................   27
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                               TABLE OF CONTENTS
                                  (continued)

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    2.23  Sale of the Company Shares.............................   27
    2.24  Representations Complete...............................   27
    2.25  Offering...............................................   27
    2.26  Sale of Company Shares.................................   28
    2.27  No Conflict............................................   28
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT.............   29
    3.1   Organization and Standing; Certificate of
          Incorporation and Bylaws...............................   29
    3.2   Authority..............................................   29
    3.3   Subsidiaries...........................................   30
    3.4   Capitalization.........................................   30
    3.5   Authorization..........................................   30
    3.6   Governmental Consent, etc..............................   31
    3.7   Litigation, etc........................................   31
    3.8   Compliance with Laws...................................   31
    3.9   Insurance..............................................   31
    3.10  Minute Books...........................................   32
    3.11  No Conflict............................................   32
    3.12  Environmental Matters..................................   32
ARTICLE IV CONDUCT PRIOR TO THE CLOSING..........................   33
    4.1   Conduct of Business of the Company.....................   33
    4.2   No Solicitation........................................   36
    4.3   No Encumbrance.........................................   36
ARTICLE V ADDITIONAL AGREEMENTS..................................   36
    5.1   Access to Information..................................   37
    5.2   Expenses...............................................   37
    5.3   Public Disclosure......................................   37
    5.4   Contractual Consents...................................   37
    5.5   Regulatory Filings; Reasonable Efforts.................   37
    5.6   Notification of Certain Matters........................   38
    5.7   Covenant Not to Compete or Solicit.....................   38
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                               TABLE OF CONTENTS
                                  (continued)

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    5.8   Release of Liabilities.................................   39
    5.9   Consent to Transfer of Company Shares..................   39
    5.10  Employee Options.......................................   39
    5.11  Additional Documents and Further Assurances............   40
    5.12  Shareholder Assurances.................................   40
    5.13  Employment Arrangements................................   40
    5.14  Tax Matters............................................   40
    5.15  Investment Representations.............................   40
    5.16  Residency..............................................   40
    5.17  Continuance and Amalgamation...........................   41
ARTICLE VI CONDITIONS TO THE CLOSING.............................   42
    6.1   Conditions to Obligations of the Shareholders..........   42
    6.2   Conditions to the Obligations of Parent................   43
ARTICLE VII SURVIVAL; INDEMNIFICATION; SET OFF...................   44
    7.1   Survival and Limitations of Claims.....................   44
    7.2   Indemnification; Set Off...............................   44
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................   48
    8.1   Termination............................................   48
    8.2   Effect of Termination..................................   49
    8.3   Amendment..............................................   49
    8.4   Extension; Waiver......................................   49
ARTICLE IX GENERAL PROVISIONS....................................   50
    9.1   Notices................................................   50
    9.2   Interpretation.........................................   51
    9.3   Counterparts...........................................   52
    9.4   Entire Agreement; Assignment...........................   52
    9.5   Severability...........................................   52
    9.6   Other Remedies.........................................   52
    9.7   Governing Law..........................................   52
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                               TABLE OF CONTENTS
                                  (continued)

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    9.8   Rules of Construction..................................   52
    9.9   Specific Performance...................................   53
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                                      -iv-

                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of July 16, 1999 by and among CarsDirect.com, Inc., a Delaware corporation ("Parent"), ADMS Nova Scotia Company, a Nova Scotia unlimited liability company
--------
and an indirect wholly owned subsidiary of Parent ("Buyer"), Perga Capital
                                                    -----
Corp., a corporation formed under the laws of the province of Ontario, Canada (the "Company"), AutoData Marketing Systems Incorporated, a corporation formed
      -------
under the laws of the province of Ontario, Canada ("Company Sub"), Chris
                                                    -----------
Wedermann, an individual resident in Canada, Rodolphe Perrier, an individual resident in The Bahamas, the Royal Bank Financial Corporation, for and on behalf of The Tungsten Trust (together with Chris Wedermann and Rodolphe Perrier, the "Shareholders" and each a "Shareholder") and Gregory T. Perrier, an individual.
-------------              -----------
Except as otherwise expressly indicated, or where the context otherwise requires, references herein to the Company shall be deemed to include a reference to the Company and Company Sub on a consolidated basis.

                                    RECITALS

     A. The Shareholders believe it is in their best interests and the Boards of Directors of Parent and the Company each believe it is in the best interests of their respective shareholders that Parent acquire the Company through the acquisition of the entire issued share capital of the Company (the "Company Shares") and, in furtherance thereof, have approved the transactions contemplated hereby.

     B. The Shareholders are the owners of and have good and valid title to all of the Company Shares (other than those 4,000 Class "C" Voting Shares held by Richard Hrga), free and clear of any legal or equitable encumbrances.

     C. Subject to the terms and conditions of this Agreement, Buyer will purchase and the Shareholders will sell all of the Company Shares in consideration for cash payments, Parent Common Stock and certain additional cash payments, each as set forth in Article I hereof.

     D. Parent, the Company and the Shareholders desire to make certain representations and warranties and other agreements in connection with the purchase and sale of the Company Shares.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

     1.1  Sale of Shares.  At the Closing (as defined in Section 1.2 hereof) and
          --------------
subject to and upon the terms and conditions of this Agreement including, without limitation, satisfaction of the conditions found in Article VI hereof, each of the Shareholders will sell, transfer, convey and deliver to Buyer and Buyer will purchase and acquire from each of the Shareholders, good and valid title to the Company Shares now owned and to be owned at the Closing by such Shareholder, as set forth in Annex A, at the Closing, free and clear of any
                             -------
liens, claims, charges, pledges, security interests, options, or other legal or equitable encumbrances. At the Closing, each Shareholder will deliver to Buyer duly executed instruments of transfer and related share certificates of its Company Shares sufficient to vest in Buyer such Shareholder's interests in its Company Shares in accordance with the terms of this Agreement, and thereby, the Company will become a wholly-owned subsidiary of Buyer.

     1.2  Closing.  Unless this Agreement is earlier terminated pursuant to
          -------
Section 8.1 hereof, the closing of the purchase and sale of the Company Shares (the "Closing") will take place as promptly as practicable, but no later than
      -------
five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, counsel to Parent, unless another place or time is agreed to by Parent and the Shareholders' Agent (as defined in Section 7.2). The date upon which the Closing actually occurs is herein referred to as the "Closing Date." For all purposes of
                                              ------------
this Agreement, the term "business day" will mean any day in California other
                          ------------
than a Saturday, Sunday or a day on which banking institutions in California are authorized or obligated by law or executive order to close.

     1.3  Purchase Price.
          --------------

          (a)  Amount of Payment.  In full consideration of the sale, assignment
               -----------------
and transfer of the Company Shares and the agreements of the Shareholders made in connection with the transactions contemplated hereby, Buyer shall pay to the Shareholders consideration as follows:

               (i) In exchange for each Class "B" Special Share of the Company, Buyer shall pay to the holder thereof (each such holder being a "Class B
                                                                 -------
Shareholder") the following amounts:
-----------

                    (1)(A) The remainder of $3,499,900 less the Outstanding Liability Amount (as defined in Section 5.8 below), divided by (B) 1,000,000 (the "Initial Class B Consideration"); and
      -----------------------------

                    (2)(A) The remainder of $4,000,000 less the Current Asset Shortfall if below zero (as defined in Section 2.30 below), if any, divided by
(B) 1,000,000 (the "Subsequent
                    ----------

Class B Consideration," and together with the Initial Class B Consideration, the
---------------------
"Class B Consideration").
 ---------------------

          (ii) In exchange for each Class "C" Voting Share of the Company held by the Shareholders, Buyer shall pay to the holder thereof (each such holder being a "Class C Shareholder") $0.01 (the "Class C Consideration").
         -------------------               ---------------------

          (iii) In exchange for each Common Share of the Company, Buyer shall pay to the holder thereof (each such holder being a "Common Shareholder"): (1)
                                                     ------------------
subject to vesting as set forth in Section 1.4 below, 6,000 shares of Parent Common Stock (the "Stock Consideration"), and (2) the right to receive such
                   -------------------
Common Shareholder's Pro Rata Portion of the additional cash as provided in
Section 1.3(d) below (the "Additional Cash Payment," and, together with the
                           -----------------------
Stock Consideration, the "Common Consideration"). The "Pro Rata Portion" with
                          --------------------         ----------------
respect to each Common Shareholder shall mean the ratio obtained by dividing the amount of the Common Shares set forth across from such Shareholder's name in Annex A by 100.
-------

The Class B Consideration, Class C Consideration and the Common Consideration shall together constitute the "Purchase Price," which amounts are subject to
                               ---------------
adjustment as set forth in Section 7.2.

     (b)  Delivery of Initial Class B Consideration and Class C Consideration.
          -------------------------------------------------------------------
Payment of the Initial Class B Consideration and Class C Consideration will be made to the Class B Shareholders and Class C Shareholders, respectively, by wire transfer of immediately available funds to the account of Soloway Wright, counsel to the Shareholders, on the Closing Date.

     (c)  Delivery of Subsequent Class B Consideration.
          --------------------------------------------

          (i) Payment of the Subsequent Class B Consideration will be made to the Class B Shareholders by wire transfer of immediately available funds to the account of Soloway Wright, counsel to the Shareholders, promptly after the earlier of (x) December 31, 1999, or (y) the closing of Parent's next round of equity financing in which Parent receives aggregate net proceeds of at least $5,000,000.

          (ii) In the event of the failure of Buyer to perform in full its obligations under Section 1.3(c)(i):

               (1) Buyer shall pay to the Class B Shareholders, in addition to the Subsequent Class B Consideration, interest at a rate of ten percent (10%) per annum on any unpaid Subsequent Class B Consideration from January 1, 2000 to the time of payment, compounded quarterly; and

               (2) If, following a final nonappealable judgment against Buyer for any unpaid Subsequent Class B Consideration, Buyer has not paid to the Shareholders the full amount of the Subsequent Class B Consideration within ninety (90) days of such final judgment, then (x) the

Shareholders may seek rescission of the purchase and sale of the Company Shares, and (y) Section 5.7 shall terminate and be of no further force or effect;

provided, however, that in no event shall Buyer be deemed to have failed to satisfy its obligations under Section 1.3(c)(i) to the extent Buyer shall have elected to set off all or a portion of the Subsequent Class B Consideration in respect of a claim for indemnification pursuant to Section 7.2 hereof, regardless of whether Buyer is ultimately required to pay all or any portion of the withheld amount to the Class B Shareholders pursuant to Section 7.2(e)(ii). Notwithstanding the foregoing, Buyer shall not be relieved of its obligation to pay to the Class B Shareholders all or any portion of the Subsequent Class B Consideration which is not subject to set off in respect of a claim for indemnification.

     (d)  Additional Cash Payment.
          -----------------------

          (i) Subject to clause (ii) below, within 90 days following the first, second and third anniversary of the Measurement Date (as defined below), respectively (each, an "Additional Cash Payment Date"), Buyer shall pay each
                        ----------------------------
Common Shareholder (by wire transfer of immediately available funds to the account of Soloway Wright) its Pro Rata Portion of the product of (x) 0.50, 0.45 and 0.35, respectively, and (y) the Company's net income, as determined in accordance with United States generally accepted accounting principles
("U.S. GAAP") by Parent's independent auditors, for the one-year periods ending
  ---------
on the first, second and third anniversary of the Measurement Date, respectively, minus, in each case, the Company's net income (determined as aforesaid) for the one-year period ending April 30, 1999. For purposes of this
Section 1.3(c), "Measurement Date" shall mean the last day of Parent's fiscal
                 ----------------
quarter ending immediately after the Closing Date.

          (ii) Notwithstanding the foregoing, the Common Shareholders shall not be entitled to receive any Additional Cash Payment and Parent and Buyer's obligations thereto shall be deemed fully satisfied, following the occurrence of any of the following: (x) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Parent Common Stock to the public involving gross proceeds to Parent of not less $15,000,000 at a per share offering price of at least $5.00 (as adjusted for stock splits, dividends, combinations and the like occurring after the date of this Agreement) (an "IPO"); (y) the consummation of a merger, sale or consolidation of Parent with
 ---
any other corporation or entity, other than a merger, sale or consolidation which would result in the voting securities of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the total voting power represented by the voting securities of Parent or such surviving entity or any parent thereof outstanding immediately after such merger, sale or consolidation, in which the holders of Parent common stock receive consideration equal to at least $5.00 per share (as adjusted for stock splits, dividends, combinations, and the like occurring after the date of this Agreement) (a "Change of Control Transaction");
                                                -----------------------------
or (z) the payment
by Buyer to the Common Shareholders of their Pro Rata Portion of a total of $1,700,000 in exchange for the cancellation of such Common Shareholders' rights to receive any Additional Cash Payment after the date thereof (the "Additional
                                                                    ----------
Cash Termination Payment"). Any Additional Cash Payment that may have accrued
------------------------
prior to an IPO, Change of Control Transaction or Additional Cash Termination Payment and subsequent to the previous Additional Cash Payment Date, if any, shall cease to accrue on the day preceding, and shall be payable within five days of, the date of closing of such IPO or Change of Control Transaction, or Additional Cash Termination Payment, as applicable.

     (e)  Section 116 Certificate.
          -----------------------

          (i) If a Shareholder (a "Non-Resident Shareholder") has not delivered a statutory declaration in accordance with section 5.16(a) hereof to Parent at or before the Closing, such Non-Resident Shareholder shall deliver to Parent at or before Closing, a certificate under subsection 116(2) of the Income Tax Act (Canada) with a certificate limit not less than the Purchase Price attributable to the securities being acquired from such Non-Resident Shareholder (the "Non-Resident Holder's Purchase Price"), Buyer shall be entitled to withhold from the Non-Resident Holder's Purchase Price an amount equal to 35% of the Non-Resident Holder's Purchase Price (the "Withheld Amount"), such amount to be held in escrow by Aird & Berlis pursuant to an escrow agreement to be agreed upon by the parties prior to the Closing (which agreement shall provide that the Withheld Amount shall be placed in an interest-bearing account), pending release in accordance with Section 1.3(c)(ii) or remission to the Receiver General of Canada in accordance with Section 1.3(c)(iii).

          (ii) If a Non-Resident Shareholder delivers to Parent prior to the 25th day after the end of the month in which the Closing occurs a certificate issued by the Canadian Minister of National Revenue with a certificate limit not less than each such Non-Resident Shareholder's Pro Rata Portion of the Purchase Price under subsection 116(2) or (4) of the Income Tax Act (Canada), within two business days thereof, Parent shall direct Aird & Berlis to pay the Withheld Amount (at Parent's discretion, in Canadian dollars in an amount based upon the rate of exchange on the Closing Date) plus any interest on the Withheld Amount (less the amount of any withholding tax on such interest), if any, each such Non-Resident Shareholder by wire transfer of immediately available funds to an account or accounts to be designated by such Non-Resident Shareholder, or certified check or bank draft made payable in lawful money of the United States in accordance with a direction to the Parent executed by the Non-Resident Shareholder.

          (iii) If the Non-Resident Shareholder does not deliver to Parent the certificate described in clause (i) or (ii) above, Aird & Berlis, on behalf of the Parent, shall on or before the 30th day after the end of the month in which the Closing occurs (A) remit to the Receiver General of Canada the amount required to be remitted pursuant to section 116 of the Income Tax Act (Canada) and the amount so remitted shall be credited to Parent as a payment to the Non-Resident Shareholder on account of such Non-Resident Shareholder's Pro Rata Portion of the Purchase Price, and (B) within two business days thereof pay the remaining portion of the Withheld Amount (at

Parent's discretion, in Canadian dollars in an amount based upon the rate of exchange on the Closing Date) plus any interest on the Withheld Amount (less the amount of any withholding tax on such interest, if any) to the Non-Resident Shareholder by wire transfer of immediately available funds to an account or accounts to be designated by the Non-Resident Shareholder, or certified check or bank draft made payable in lawful money of the United States in accordance with a direction to the Parent executed by the Non-Resident Shareholder.

     1.4  Stock Vesting.  The Stock Consideration shall be subject to vesting as
          -------------
follows, and any vested Stock Consideration shall be issued to the Common Shareholders on the date upon which such Stock Consideration vests (each such date a "Stock Vesting Date"):
        ------------------

          (a) Thirty-five percent of the Stock Consideration allocable to each of Common Shareholders shall vest at the time of Closing.

          (b) The remaining Stock Consideration shall vest at a rate of 4.0625% of the entire Stock Consideration allocable to each of The Tungsten Trust and Chris Wedermann as of the end of each three-month period following the Closing Date; provided, that in the event of an IPO or a Change of Control Transaction, the remaining Stock Consideration shall vest at a rate of 8.125% of the entire Stock Consideration allocable to each of The Tungsten Trust and Chris Wedermann as of the end of each three-month period following such IPO or Change of Control Transaction.

Any unvested shares constituting a portion of the Stock Consideration initially allocable to The Tungsten Trust shall be returned to Parent and cancelled upon the voluntary resignation as a full-time employee of Parent or termination for Cause by Parent of the full-time employment of Gregory Perrier. Any unvested shares constituting a portion of the Stock Consideration initially allocable to Chris Wedermann shall be returned to Parent and cancelled upon the voluntary resignation as a full-time employee of Parent or termination for Cause by Parent of the full-time employment of Chris Wedermann. For purposes of this Section 1.4(c), "Cause" shall mean (i) any act of personal dishonesty taken by Gregory Perrier or Chris Wedermann, as the case may be, in connection with his responsibilities to Parent which results in substantial material enrichment of them, (ii) a plea of guilty or conviction of a felony by Gregory Perrier or Chris Wedermann, as the case may be, which the Board of Directors of Parent reasonably believes has had or will have a material detrimental effect on Parent's reputation or business, (iii) a willful act by Gregory Perrier or Chris Wedermann, as the case may, which constitutes misconduct and is injurious to Parent, and (iv) continued willful violations by Gregory Perrier or Chris Wedermann, as the case may be, of his obligations to Parent after there has been delivered to him a written demand for performance from Parent which describes the basis for Parent's belief that he has not substantially performed his duties.

     1.5  No Further Ownership Rights in the Company Shares.  The Class B
          -------------------------------------------------
Consideration, the Class C Consideration and the Common Consideration shall, when paid in accordance with the terms of this Agreement, be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares and the Shareholders shall have no continuing rights with respect to or arising from the Company Shares following the Closing.

     1.6  Further Action.  If, at any time after the Closing, any further action
          --------------
is necessary or desirable to carry out the purposes of this Agreement and to ensure that the Company retains full right, title and possession to all its assets, property, rights, privileges, powers and franchises, the Shareholders, the Shareholders' Agent, the Company, Parent and Buyer will take all such lawful and necessary action.

     1.7  Transaction Structure.  The Company and the Shareholders shall
          ---------------------
cooperate in structuring and effecting such corporate transactions as may be reasonably requested by Parent (at Parent's cost) prior to Closing; provided, that such changes do not result in adverse consequences to the Shareholders and can be reversed (at Parent's cost) if the Closing does not occur.


                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                             EACH OF THE WARRANTORS

     Chris Wedermann, Rodolphe Perrier and Gregory Perrier (together, the "Warrantors") hereby jointly and severally represent and warrant to Parent and Buyer as of the date hereof and as of the Closing Date, subject to exceptions (referencing the appropriate section number) as are specifically disclosed in the disclosure schedule, dated as of the date hereof, supplied by the Warrantors to Parent (the "Warrantor Disclosure Schedules"):

     2.1  Organization of the Company and Company Sub.  The Company and the
          -------------------------------------------
Company Sub are corporations duly organized, validly existing and in good standing under the laws of the province of Ontario, Canada. The Company and the Company Sub have the corporate power to own their properties and to carry on their business as now being conducted. The Company and the Company Sub are duly qualified to do business as now being conducted and are in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects (hereinafter referred to as a "Material Adverse Effect") of the Company or the Company Sub. The Company and
 -----------------------
the Company Sub have delivered to Parent a true and correct copy of the Articles of Incorporation, Bylaws, Minute Books and any other similar organizational documents (the "Organizational Documents") of the Company and the Company Sub,
                ------------------------
each as amended to date.

     2.2  The Company Capital Structure.
          -----------------------------

          (a) The authorized share capital of the Company consists solely of an unlimited number of Common Shares, of which 100 shares are issued and outstanding, 10,000 Class "A" Special Shares, none of which are issued and outstanding, an unlimited number of Class "B" Special

Shares, of which 1,000,000 shares are issued and outstanding, and 10,000 Class "C" Voting Shares, of which 10,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company are held by the Shareholders, in such individual amounts as is set forth on Annex A, who each have good and valid title to their shares of the Company, free and clear of any liens, claims, charges, pledges, security interests, options, or other legal or equitable encumbrances. The authorized share capital of the Company Sub consists solely of an unlimited number of Common Shares, of which 1,199 shares are issued and outstanding, 426 shares of cumulative, non-voting, convertible, redeemable, retractable preference shares, none of which are issued and outstanding, and an unlimited number of Redeemable Class "A" Special Shares, none of which are issued and outstanding. All issued and outstanding shares of Company Sub are held by the Company which has good and valid title to its shares of the Company Sub, free and clear of any liens, claims, charges, pledges, security interests, options, or other legal or equitable encumbrances. All outstanding shares of capital stock of the Company and the Company Sub are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights in favor of third parties created by statute, the Organizational Documents or any agreement to which the Company and the Company Sub are a party or by which they are bound. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Company or Company Sub or any Shareholder is a party or by which it is bound obligating the Company or Company Sub or any Shareholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital Shares of the Company or Company Sub or to grant, issue or enter into any option, warrant, call, right, commitment or agreement. As a result of the purchase and sale of the Company Shares as contemplated hereby, Buyer will be the record and sole beneficial owner of all outstanding capital stock of the Company and all rights to acquire or receive capital stock of the Company, free and clear of all liens encumbrances or other defects in title (other than those created by Buyer).

     (b) The Company has not agreed to become a member of any joint venture, consortium, partnership or other unincorporated association; and the Company is not, and has not agreed to become, a party to any agreement or arrangement for participating with others in any business sharing commissions or other income.

     (c) Neither the Company nor the Company Sub nor any Shareholder is a party to any agreement with any other shareholder governing the business and affairs of the Company or Company Sub, including without limitation any unanimous shareholder agreement within the meaning of the Business Corporations Act (Ontario).

     2.3  Subsidiaries.  Except as set forth on Schedule 2.3 and other than the
          ------------
Company Sub, the Company has no, nor has ever had, any subsidiaries or affiliated companies and otherwise owns no shares of capital stock or interest in, or controls, directly or indirectly, no other corporation, partnership, association, joint venture or other business entity. Except as set forth on
Schedule 2.3, the Company Sub has no, and has never had, any subsidiaries or affiliated companies and otherwise owns no shares of capital stock or interest in, or controls, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4  Authority.  The Company has all requisite corporate power and
          ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the transactions contemplated herein by the Shareholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except as enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i)
                                                                --------
the Organizational Documents or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of the Company's assets or properties. Except as set forth on
Schedule 2.4, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other national, federal, regional, state, provincial, county, local, municipal or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any
             -------------------
Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for (i) the filing with appropriate Canadian authorities of such forms as may be required by the Investment Canada Act (Canada); (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4. Neither entering into nor completing this Agreement will or is likely to cause the Company to lose the benefit of any right or privilege it presently enjoys or any person who normally does business with or gives credit to the Company not to continue to do so on the same basis or any officer or senior employee of the Company to leave its employment.

     2.5  Company Financial Statements.  (a) Schedule 2.5 sets forth, (i) for
          ----------------------------
Company Sub, an unaudited balance sheet including all assets and liabilities as of April 30, 1999 (the "Balance Sheet") and the related unaudited statements of
                        -------------
income and changes in financial position for the 12-month period then ended (collectively, the "Company Financials"), and (ii) for the Company and Company
                    ------------------
Sub, a pro forma unaudited consolidated balance sheet including all assets and liabilities as of May 12, 1999 (the "Current Balance Sheet").
                                     ---------------------

     The Company Financials have been prepared in accordance with the laws of Canada and in accordance with Canadian generally accepted accounting standards, principles and practices in Canada ("Canadian GAAP"). The Current Balance Sheet
                                     -------------
has been prepared in good faith in accordance with the books and records of the Company and consistent with the accounting policies and procedures employed by the Company in prior periods.

     No change in accounting policies has been made in preparing the Company Financials for each of the three twelve-month financial periods of the Company Sub ended on April 30, except as stated in the unaudited balance sheets and profit and loss accounts for these periods.

     The Company Financials and Current Balance Sheet are accurate and fairly present the financial condition of the Company as of April 30, 1999.

     2.6  No Undisclosed Liabilities.  Except as set forth in Schedule 2.6,
          --------------------------
neither the Company nor Company Sub has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with Canadian GAAP, as the case may be), which individually or in the aggregate, has not been reflected on the Company Financials.

     2.7  No Changes.  Except as set forth on Schedule 2.7, since April 30,
          ----------
1999, there has not been, occurred or arisen, as of the date hereof, any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b)  amendment or change to the Organizational Documents;

          (c)  capital expenditure or commitment by the Company;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge, dismissal or other unlawful labor practice or action related to the Company or any union, collective bargaining or labor organizing activity;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any disagreement between the Company and its auditors;

          (g)  revaluation by the Company of any of its assets;

          (h) the declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its ten (10) most highly paid employees, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any person (other than annual increases consistent with past practice not exceeding in any one case more than 10% of annual base salary);

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (l) loan by the Company to any person or entity, incurring any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others by the Company, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any material right or claim of the Company, including any material write-off or other compromise, outside the ordinary course of business, of any account receivable of the Company;

          (n) the commencement of any lawsuit or notice or threat of commencement of any material lawsuit or proceeding against or investigation of the Company or its affairs;

          (o) notice of any claim of ownership by a third party of the Company Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any Registered Intellectual Property Rights (as defined in Section 2.11 below);

          (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) material change in pricing set or charged by the Company to its customers or in pricing or royalties set or charged by persons who have licensed Registered Intellectual Property Rights to the Company;

          (r) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company;

          (s) adopt or amend any Company Employee Plan (as defined in Section 2.20); or

          (t) negotiation or agreement by the Company, or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and their representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax Matters.
          -----------

          (a)  Definition of Taxes.  For the purposes of this Agreement, the
               -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, provincial, local, municipal and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use, workers compensation and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, customs, excise, business and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.8(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.8(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) As of the Closing Date, the Company and Company Sub will have prepared and timely filed all required federal, state, provincial, local, municipal and foreign returns, declarations, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable
              -------
to the Company and Company Sub or their operations and such Returns, and any extensions or amendments thereof, are true and correct and have been completed in accordance with applicable law.

               (ii) As of the Closing Date, each of the Company and the Company Sub (A) will have paid all Taxes they are required to pay (B) will have withheld all Taxes and other deductions required to be withheld including, without limiting the generality of the foregoing from all payments made to past or present employees, officers, directors, independent contractors, creditors, stockholders, non-residents and other third parties and have, with the time required by law, paid such withheld amount to the proper governmental authorities and (C) will not have any liabilities for unpaid federal, provincial, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise and will not have incurred any liability for Taxes for the period commencing after the date of the Balance Sheet and ending immediately prior to the Closing Date, other than in the ordinary course of business.

               (iii) Neither the Company nor the Company Sub has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. There are no matters relating to Taxes under discussion between the Company or the Company Sub and any governmental authority.

               (iv) No audit or other examination of any Return of the Company or the Company Sub is presently in progress, nor has the Company or the Company Sub been notified of any request for such an audit or other examination, nor is any governmental authority asserting, or to the Company's knowledge threatening to assert against the Company or the Company Sub any claims for Taxes.

               (v) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, provincial, state and local income and all state and local sales and use Returns for the Company and the Company Sub filed for all periods ending during the five year period preceding the Closing Date.

               (vi) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other
 -----
than Liens for Taxes not yet due and payable.

               (vii) Neither Company nor the Company Sub has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or the Company Sub.

               (viii) Neither the Company, nor any of its subsidiaries are "engaged in a trade or business within the United States" or maintain a "permanent establishment" in the United States.

               (ix) Neither Company nor the Company Sub is a party to any tax sharing, indemnification or allocation agreement nor does the Company or the Company Sub owe any amount under any such agreement.

               (x) For purposes of the Income Tax Act (Canada), each of the Company's and the Company Sub's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal and provincial income Tax deductions is accurately reflected on the Company's and the Company Sub's tax books and records, and the Company's and the Company Sub's losses, if any, for federal and provincial income tax purposes are accurately reflected on the Company's and the Company Sub's tax books and records.

               (xi) Except as set forth on Schedule 2.8, no adjustment relating to any Return filed by the Company or the Company Sub has been proposed formally or, to the knowledge of the Company or the Company Sub, informally by any tax authority to the Company, the Company Sub or any representative thereof.

               (xii) Each of the Company and the Company Sub has remitted to the appropriate Tax authority when required by law to do so all amounts collected by it on account of Taxes under Part IX of the Excise Tax Act (Canada) and any similar provincial legislation and in respect of retail sales tax.

               (xiii) To the Company's knowledge and the knowledge of the Company Sub, no circumstances exist which would make the Company or the Company Sub subject to the application of any of Sections 79 to 80.04 of the Income Tax Act (Canada). Neither the Company nor the Company Sub has acquired property or services from or disposed of property or provided services to, a person with whom it does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the Income Tax Act (Canada).

               (xiv) Neither Company nor the Company Sub has deducted any amounts in computing its income in a taxation year which may be included in a subsequent taxation year under Section 78 of the Income Tax Act (Canada).

               (xv) The paid-up capital of the shares of the Company for purposes of the Income Tax Act (Canada) is Cdn$1.00 per share for each Common Share, Cdn$0.01002 per share for each Class "B" Special Share and Cdn$0.0001 per share for each Class "C" Voting Share.

          (c)  Executive Compensation Tax.  There is no contract, agreement,
               --------------------------
plan or arrangement to which the Company or Company Sub is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company or Company Sub, which, individually or collectively, could give rise to the payment of any amount that would not be deductible.

    2.9   Restrictions on Business Activities.  There is no agreement
          -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. All statutory and other licenses, consents, permits and authorities necessary or desirable for the carrying on of the business of the Company as now carried on have been obtained and are valid and subsisting and all conditions applicable to any license, consent (including any planning consent) permit or authority have been complied with and none of the licenses, consents, permits or authorities have been breached or is likely to be suspended, canceled, refused or revoked.

    2.10  Title of Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, owned or leased by the Company, including, in the case of owned property, the dates of purchase and sale and the title particulars, and in the case of leases, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any lease. All current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of the leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the Company Financials and except for liens for taxes not yet due and payable and imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          (c) All material items of equipment owned or leased by the Company are, taken as a whole, (i) adequate for the conduct of the business of the company as currently conducted and (ii) in good operating condition regularly and properly maintained, subject to normal wear and tear.

    2.11  Intellectual Property.
          ---------------------

          (a)  Definitions.  For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

               (i)    "Technology" shall mean any or all of the following: (i)
                       ----------
works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data and the application of such data; (v) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names, tools, methods and processes; and all instantiations of the foregoing in any form and embodied in any media.

               (ii)   "Intellectual Property Rights" shall mean any or all of
                       ----------------------------
the following and all rights in, arising out of, or associated therewith: (i) all Canadian, United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade
                                                     -------
secrets and other rights in know-how and confidential
or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) databases, database compilations and collections and
        ----------
technical data and the application of such data; (v) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vi) any similar,
                                 ----------
corresponding or equivalent rights to any of the foregoing anywhere in the world.

               (iii)  "Company Intellectual Property" shall mean any Technology
                       -----------------------------
and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned by the Company (including Company Sub).

               (iv)   "Registered Intellectual Property Rights" shall mean all
                       ---------------------------------------
Canadian, United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; and (iv) any other Technology or Intellectual Property Right that are the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

          (b) Schedule 2.11(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company or Company Sub (the "Company Registered Intellectual Property Rights"), and any and all
          -----------------------------------------------
invention disclosures, and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or
                                                                        ---
equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

          (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Schedule 2.11(c), there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, any relevant Canadian or foreign jurisdiction, as the case may be.

Except as set forth on Schedule 2.11(c), the Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false.

          (d) Except as set forth on Schedule 2.11(d), the Company Intellectual Property is valid and enforceable. Without limiting the foregoing, the Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights or any of the Company Intellectual Property invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

          (e) Each item of Company Intellectual Property is free and clear of any Liens. The Company is the exclusive owner of all Company Intellectual Property.

          (f) Except for "shrink-wrap" and similar widely available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written or created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

          (g) All employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

          (h) The Company has taken all steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form previously delivered to Parent, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

          (i) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

          (j) Except as set forth on Schedule 2.11(j), the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performances of services (including products, technology or services currently under development).

          (k) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, the contracts, licenses and agreements listed in Schedule 2.11(k) lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

          (l) Except as set forth on Schedule 2.11(l), no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

          (m) Schedule 2.11(m) lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (n) Except as set forth on Schedule 2.11(n), the operation of the business of the Company as it currently is conducted or is contemplated to be conducted by the Company, including but not limited to the collection, organization, configuration and distribution of automobile data does not and will not and will not when conducted by Parent or Buyer in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

          (o) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

          (p) Except as set forth on Schedule 2.11(p), to the Company's knowledge, no person or entity is infringing or misappropriating any Company Intellectual Property Right.

          (q) Except as set forth on Schedule 2.11(q), no Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (r) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes a defamatory statement or material, false advertising or otherwise violates any law or regulations.

          (s) All of the Company's products (including products currently under development): (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant");
                                                       -------------------
and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information
                                                                -----------
Technology" shall mean and include all software, hardware, firmware,
----------
telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

          (t) All Company Intellectual Property will be fully transferable, alienable or licensable by Parent or Buyer without restriction and without payment of any kind to any third party.

          (u) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Buyer or Parent, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) Buyer or Parent's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) Buyer or Parent's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) Buyer or Parent's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing.

    2.12  Agreements, Contracts and Commitments.  Except as set forth on
          -------------------------------------
Schedule 2.12, as of the date hereof, the Company is not a party to or bound by:

          (a)  any collective bargaining agreements,

          (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations other than reasonable notice provisions of common law,

          (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans, policies or arrangements,

          (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

          (e) any agreement or plan, including any Shares option plan, Shares appreciation rights plan, Shares purchase plan, or employee share option scheme, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

          (f)  any fidelity or surety bond or completion bond,

          (g) any lease of personal property having a value individually in excess of $10,000,

          (h)  any agreement of indemnification or guaranty,

          (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person or entity,

          (j) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000, except as disclosed in Note 10 to the Company Financials,

          (k) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

        (l) any mortgages, charges, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

        (m) any purchase order or contract for the purchase of raw materials involving $10,000 or more,

        (n)  any construction contracts,

        (o)  any distribution, joint marketing or development agreement,

        (p) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source codes, or

        (q) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

     Except for alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which the Company is a party or by which it is bound (any agreement, contract or commitment, a "Contract"). Each Contract is in full
                                           --------
force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder.

     2.13  Interested Party Transactions.  Except as set forth on Schedule 2.13,
           -----------------------------
no officer, director or Shareholder (nor any ancestor, sibling, descendant or spouse of any of persons, or any trust, partnership or corporation in which any of persons has or has had an interest), has or has had, directly or indirectly,
(i) a material interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) a material economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Schedule
2.12 or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting Shares of a publicly traded corporation will not be deemed a "material economic interest in any entity" for purposes of this
Section 2.13.

     2.14  Compliance with Laws.  The Company has complied in all respects with,
           --------------------
is not in violation of, and has not received any notices of violation with respect to, any Canadian, United States, foreign, federal, state, provincial, municipal or local statute, law, regulation or directive. The Company is in compliance with all conditions and requirements of any manufacturing or other license required in any of the jurisdictions in which it does business.

     2.15  Litigation.  Except as set forth in Schedule 2.15, there is no
           ----------
action, suit or proceeding of any nature pending or, to the Warrantor's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such officers or directors. Except as set forth in Schedule 2.15, to Warrantor's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. Schedule
2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     2.16  Insurance.
           ---------

           (a) With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of its policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of its policies or bonds. All premiums due and payable under all policies and bonds have been paid and the Company is otherwise in material compliance with the terms of policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of policies.

           (b) All the material assets of the Company which are of an insurable nature have at all material times been, and are at the date of this agreement, insured to the full replacement value thereof against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature, and the Company has at all material times been and is at the date of this agreement adequately covered against accident, third party injury, damage and other risks normally covered by insurance.

           (c) No claim is outstanding under any of the policies and bonds and no event has occurred, and no circumstances exist, which gives rise, or is likely to give rise, to any claim under any of the policies and bonds.

     2.17  Minute Books.  The minute books of the Company (including Company
           ------------
Sub) made available to counsel for the Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and Shareholders or actions by written consent since the time of incorporation of the Company and the Company Sub.

     2.18  Environmental Matters.
           ---------------------

           (a)  Hazardous Material. The Company has not: (i) operated any
                ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any

Governmental Entity or by applicable international, national, federal, provincial or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, and urea-formaldehyde all substances listed as hazardous substances or contaminants pursuant to the Environmental Protection Act (Ontario) or any other applicable federal, provincial or municipal laws or constituting a hazardous waste (a "Hazardous Material"), but excluding office and janitorial supplies properly
-------------------
and safely maintained, and (iii) no Hazardous Materials are present, as a result of any action or omission of the Company, or as a result of any action or omission of any third party or otherwise, in, on, under or around any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b)  Hazardous Materials Activities. The Company has not transported,
                ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities")
                                             ------------------------------
in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c)  Permits. The Company currently holds all environmental
                -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities and other businesses of the Company as activities and businesses are currently being conducted.

           (d)  Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. There is no fact or circumstance which could involve either the Company in any environmental litigation or impose upon the Company any environmental liability.


           (e)  Compliance with Environmental Laws.  The Company, the operation
                ----------------------------------
of its business, the property and assets owned, leased or used by the Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. The Company has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws. The Company has not received any notice of any non- compliance with any Environmental Laws, and the Company has never been convicted of an offense for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.


           (f)  Definition of Environmental Laws.  As used herein,
                --------------------------------
"Environmental Laws" shall mean all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and, to the extent applicable to the conduct of the Company's business in the United States (whether federal, state or local) or any other jurisdiction in which the Company carries on business relating to the protection and preservation of the environment, occupational health and safety, product safety or product liability including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended; the Environmental Protection Act, R.S.O. 1990, c E.19 (Ontario), as amended; the Canadian Environmental Protection Act, R.S.C. 1985, C. 16 (4th Supp.), as amended; and the regulations promulgated pursuant to such laws.

      2.19  Brokers' and Finders' Fees; Third Party Expenses.  Neither the
            ------------------------------------------------
Company nor the Shareholders have incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.20  Employee Benefit Plans and Compensation.
           ---------------------------------------

           (a)  Definitions.  For all purposes of this Agreement, the following
                -----------
terms shall have the following respective meanings:

               "Affiliate" shall have the meaning ascribed thereto in the
                ---------
Business Corporations Act (Ontario).

               "Company Employee Plan" shall mean any plan, program, policy,
                ---------------------
practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, any arrangement for the benefit of Employees who perform services outside Canada, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

               "Employee" shall mean any current or former employee, consultant
                --------
or director of the Company or any Affiliate.

               "Employee Agreement" shall mean each management, employment,
                ------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

               "Pension Plan" shall mean all the Pension Plans which the Company
                ------------
is a party to or bound by or under which the Company has any liability or contingent liability, as listed and described in Schedule 2.22(b).

           (b)  Schedule. Schedule 2.20(b) contains an accurate and complete
                --------
list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Schedule 2.20(b) of the
                                                      ----------------
Disclosure Schedule also sets forth a table setting forth the name and salary of each employee of the Company.

           (c)  Documents.  The Company has made available to Parent true,
                ---------
correct and complete copies of the benefit plans and pension plans and related documentation (including trust agreements, funding agreements, actuarial reports and investment reports).

           (d)  Employee Plan Compliance.  The Company has performed all
                ------------------------
obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations. There are no actions, suits or claims pending, or to the knowledge of the Company threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or Buyer, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the knowledge of the Company or any Affiliates, threatened with respect to any Company Employee Plan.


           (e)  No Post-Employment Obligations.  No Company Employee Plan
                ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

           (f)  Effect of Transaction.  The execution of this Agreement and the
                ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

           (g)  Employment Matters.  The Company: (i) is in compliance with all
                ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or to the knowledge of the Company threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy. Without limiting the generality of the foregoing, the Company is in compliance with and there are no legal proceedings or proceedings of any kind under the Employment Standards Act (Ontario), the Pay Equity Act (Ontario), the Labour Relations Act (Ontario), the Workplace Safety & Insurance Act, 1997 (Ontario), the Occupational Health and Safety Act (Ontario) and the Human Rights Code (Ontario).

           (h)  Labor.  No work stoppage or labor strike against the Company is
                -----
pending or to the knowledge of the Company threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or to the knowledge of the Company threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the Labour Relations Act (Ontario). The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

           (i)  No Interference or Conflict.  To the knowledge of the Company,
                ---------------------------
no stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will to the knowledge of the Company conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.21  Governmental Authorizations and Licenses.  The Company possesses all
           ----------------------------------------
material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.22  Competition Act.  The aggregate value of the assets in Canada,
           ---------------
determined as of such time and in such manner as is prescribed by the Competition Act (Canada) and the regulations thereto, that are owned by the Company (including Company Sub), other than assets that are shares of any of the Company's subsidiaries, does not exceed CDN $35 million, and the gross revenues from sales in or from Canada, determined for such annual period and in such manner as is prescribed by the Competition Act (Canada) and the regulations thereto, generated from the assets referred to above, do not exceed CDN $35 million.

     2.23  Ownership of the Company Shares.  The Shareholders, together with
           -------------------------------
Richard Hrga, are the sole record holders of the Company Shares. Neither the Shareholders nor the Company Shares are subject to any restrictions with respect to transferability of the Company Shares, except as set forth in the Company's Articles of Incorporation. Such Company Shares are owned free and clear of all liens, encumbrances, charges, security interests, claims and assessments. Together, the Shareholders and Richard Hrga hold one hundred percent (100%) of the outstanding capital shares and voting power of the Company. The Shareholders are not party to any agreement among shareholders of the Company with respect to voting or any other matters.

     2.24  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Warrantors, nor any statement made in the Warrantor Disclosure Schedules or certificate furnished by the Warrantors pursuant to this Agreement contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.25  Offering.  No Shareholder has offered its Company Shares for sale to
           --------
any person other than Parent or Buyer.

     2.26  Distributions.  No Shareholder, other than Chris Wedermann or
           -------------
Rodolphe Perrier, will distribute or otherwise transfer any right to or interest in the Common Consideration, Class B Consideration or Class C Consideration unless such transferee has agreed in writing satisfactory to Parent that such transferee agrees to be subject to the indemnification provisions set forth in
Article VII of this Agreement; provided, however, that following an IPO, such Shareholder can sell Parent Common Stock received as consideration under this Agreement without having obtained such an agreement from the transferee thereof provided that the proceeds are retained by such Shareholder;

and provided, further, that the proceeds of any such sale of Parent Common Stock shall be subject to this Section 2.26.

     2.27  Sale of Company Shares.  The Shareholders' sale and delivery of their
           ----------------------
Company Shares to Buyer pursuant to the terms hereof will vest in Buyer legal and valid title to one hundred percent (100%) of the capital stock of the Company and Company Sub (other than 4,000 Class "C" Voting Shares held by Richard Hrga) free and clear of all liens, encumbrances or other defects of title other than those created by Buyer. The Shareholders' Company Shares were issued in compliance with the Organizational Documents of the Company.

     2.28  Liabilities.  Neither the Company nor Company Sub has any outstanding
           -----------
liability or other obligation, except the Current Liabilities (as defined in Section 2.30 below) and except as is set forth on Schedule 5.8 hereto. Except as is set forth on Schedule 5.8, as of the Closing, neither the Company nor the Company Sub will have any outstanding liability or other obligation to Gregory Perrier or any Shareholder (or any assignee thereof) in connection with their employment or otherwise.

     2.29  No Conflict.  Such Shareholder's execution, delivery and performance
           -----------
of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both, (i) violate any provision of law, rule or regulation, foreign or domestic,
(ii) violate any order, judgement or decree applicable to such Shareholder, or
(iii) violate any contract, agreement or arrangement to which such Shareholder is a party or by which such Shareholder is bound. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained by such Shareholder in connection with the execution, delivery and performance by such Shareholder of this Agreement or the taking of any other action contemplated hereby.

     2.30  Current Asset Shortfall.  As of the Closing Date, the Current Asset
           -----------------------
Shortfall (as defined below) will be greater than zero. For purposes of this Agreement, the "Current Asset Shortfall" shall mean that amount equal to (i) the
                -----------------------
sum of cash, term deposit receipts and accounts receivable of the Company, as expressed in Canadian dollars ("Current Assets"), less (ii) trade accounts payable, accrued liabilities, accrued ___ tax withholdings, accrued vacation pay, accrued unemployment insurance, accrued payroll and other current debts of the Company Sub, as expressed in Canadian dollars ("Current Liabilities"), less
                                                    -------------------
(iii) Cdn$600,000.

     For purposes of illustration only, as of April 30, 1999, the Current Asset Shortfall was Cdn$24,030 (where Current Assets were equal to Cdn$919,030, and Current Liabilities were equal to Cdn$295,000).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent and Buyer represent and warrant to the Shareholders, subject to exceptions (referencing the appropriate section number) as are specifically disclosed in the disclosure schedule, dated as of the date hereof, supplied by Parent to the Company and Shareholders (the "Parent Disclosure Schedules"):
                                             ---------------------------

     3.1  Organization and Standing; Certificate of Incorporation and Bylaws.
          ------------------------------------------------------------------

          (a) Parent is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Parent has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Parent is presently qualified to do business as a foreign corporation in California and there is no other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business or financial condition of Parent. Parent has furnished the counsel for the Shareholders with copies of its Amended and Restated Certificate of Incorporation. Said copies are true, correct and complete and reflect all amendments now in effect.

          (b) Buyer is an unlimited liability company duly organized and existing under, and by virtue of, the laws of the province of Nova Scotia, Canada, and is in good standing under such laws. Buyer has corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Buyer is a newly formed unlimited liability company created solely for purposes of the transactions contemplated by this Agreement.

     3.2  Authority.  Parent and Buyer have all requisite corporate power and
          ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Buyer. The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes the valid and binding obligation of Parent and Buyer, enforceable in accordance with its terms except as enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Buyer does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, Conflict with (i) Parent's Amended and Restated Certificate of Incorporation or Bylaws, or Buyer's Articles of Association and Memorandum of Association, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Buyer or any of Parent's assets or properties. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to Parent or Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except the filing with appropriate Canadian authorities of such forms as may be required by the Investment Canada Act (Canada). Neither entering into nor completing this Agreement will or is likely to cause Parent to lose the benefit of any right or privilege it presently enjoys or any person who normally does business with or gives credit to Parent not to continue to do so on the same basis or any officer or senior employee of Parent to leave its employment.

     3.3  Subsidiaries.  Except as set forth on Schedule 3.3, Parent has no
          ------------
subsidiaries or affiliated companies and do not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.4  Capitalization.  The authorized capital stock of Parent consists of
          --------------
38,470,000 shares of Common Stock and 29,128,572 shares of Preferred Stock, 10,000,000 of which have been designated Series A Preferred Stock, 9,558,572 of which have been designated Series B Preferred Stock and 9,570,000 of which have been designated Series C Preferred Stock. 1,054,040 shares of Common Stock (not including shares issued pursuant to the exercise of options granted under Parent's 1998 Stock Option Plan), 10,000,000 shares of Series A Preferred Stock, 9,545,584 shares of Series B Preferred Stock, and 9,566,512 shares of Series C Preferred Stock are currently issued and outstanding. All currently outstanding shares of Parent Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws. Of the 6,000,000 shares of Common Stock of Parent reserved for issuance under Parent's 1998 Stock Option Plan, options to purchase fewer than 6,000,000 shares have been granted. Except as set forth above and as provided in the Amended and Restated Certificate of Incorporation and the Parent Disclosure Schedules, there are no options, warrants or other rights to purchase or acquire any of Parent's authorized and unissued capital stock. The shares of Parent Common Stock constituting the Stock Consideration, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with applicable United States federal and state securities laws. The authorized capital stock of Buyer consists of 100,000 Common Shares, one of which is issued and outstanding. Parent owns, indirectly, all of the outstanding capital stock of Buyer.

     3.5  Authorization.  All corporate action on the part of Parent and Buyer,
          -------------
 their directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the performance of Parent and Buyer's obligations under this Agreement has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Parent and Buyer, shall constitute valid and binding obligations of Parent and Buyer, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.6  Governmental Consent, etc.  Parent possesses or is seeking all
          -------------------------
material consents, licenses, permits, grants or other authorizations issued or issuable to Parent by a Governmental Entity (i) pursuant to which Parent currently operates or holds any interest in any of its properties or (ii) which is required for the operation of Parent's business or the holding of any such interest therein (collectively called "Parent Authorizations"). Parent Authorizations already issued are in full force and effect. Parent Authorizations which are issued and to be issued constitute all Parent Authorizations required to permit Parent to operate or conduct its business or hold any interest in its properties or assets.

     3.7  Litigation, etc.  Except as set forth in Schedule 3.7, there is no
          ---------------
action, suit or proceeding of any nature pending or, to Parent or Buyer's knowledge, threatened against Parent or Buyer, their properties or any of their officers or directors, in their respective capacities as such officers or directors. Except as set forth in Schedule 3.7, to Parent or Buyer's knowledge, there is no investigation pending or threatened against Parent or Buyer, their properties or any of their officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Parent or Buyer to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     3.8  Compliance with Laws.  Parent has complied in all material respects
          --------------------
with, is not in material violation of, and has not received any notices of violation with respect to, any United States, foreign, federal, state, municipal or local statute, law, regulation or directive. Parent is in compliance with all conditions and requirements of any manufacturing or other license required in any of the jurisdictions in which it does business. Buyer is in compliance with the laws of the province of Nova Scotia, Canada.

     3.9  Insurance.
          ---------

          (a) With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Parent, there is no claim by Parent pending under any of its policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of its policies or bonds. All premiums due and payable under all policies and bonds have been paid and Parent is otherwise in material compliance with the terms of policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of policies.

          (b) All the material assets of Parent which are of an insurable nature have at all material times been, and are at the date of this agreement, insured to the full replacement value thereof against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature, and Parent has at all material times been and is at the date of this agreement adequately covered against accident, third party injury, damage and other risks normally covered by insurance.

          (c) No claim is outstanding under any of the policies and bonds and no event has occurred, and no circumstances exist, which gives rise, or is likely to give rise, to any claim under any of the policies and bonds.

     3.10  Minute Books.  The minute books of Parent and Buyer made available to
           ------------
counsel for the Company are the only minute books of Parent and Buyer and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Parent and Buyer.

     3.11  No Conflict.  Parent and Buyer's execution, delivery and performance
           -----------
of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both, (i) violate any provision of law, rule or regulation, foreign or domestic,
(ii) violate any order, judgement or decree applicable to Parent or Buyer, or
(iii) violate any contract, agreement or arrangement to which Parent or Buyer is a party or by which Parent or Buyer is bound.

     3.12  Environmental Matters.
           ---------------------

           (a)  Hazardous Material. Parent has not: (i) operated any underground
                ------------------
storage tanks at any property that Parent has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable international, national, federal, state or local law to be a radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, or similar laws of other Governmental Entities and the regulations promulgated pursuant to said laws, (a "U.S. Hazardous Material"), but excluding office and
                           -----------------------
janitorial supplies properly and safely maintained, and (iii) no U.S. Hazardous Materials are present, as a result of any action or omission of Parent, or as a result of any action or omission of any third party or otherwise, in, on, under or around any property, including the land and the improvements, ground water and surface water thereof, that Parent has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities. Parent has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to U.S. Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Parent disposed of, transported, sold, or manufactured any product containing a U.S. Hazardous Material (any or all of the foregoing being collectively referred to as "U.S. Hazardous Materials
                                             ------------------------
Activities") in violation of
----------
any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control U.S. Hazardous Materials or any U.S. Hazardous Material Activity.

          (c)  Permits. Parent currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of Parent's U.S. Hazardous Material Activities and other businesses of Parent as activities and businesses are currently being conducted.

          (d)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning any Environmental Permit, U.S. Hazardous Material or any U.S. Hazardous Materials Activity of Parent. There is no fact or circumstance which could involve either Parent in any environmental litigation or impose upon Parent any environmental liability.

          (e)  Compliance with Environmental Laws.  Parent, the operation of its
               ----------------------------------
business, the property and assets owned, leased or used by Parent and the use, maintenance and operation thereof have been and are in compliance with all U.S. Environmental Laws. Parent has complied in all material respects with all reporting and monitoring requirements under all U.S. Environmental Laws. Parent has not received any notice of any non-compliance with any U.S. Environmental Laws, and Parent has never been convicted of an offense for non-compliance with any U.S. Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

Definition of Environmental Laws.  As used herein, "U.S. Environmental Laws"
--------------------------------
shall mean all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in the United States (whether federal, state or local) or any other jurisdiction in which Parent carries on business relating to the protection and preservation of the environment, occupational health and safety, product safety or product liability including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended; and the regulations promulgated pursuant to such laws.


                                  ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company (including Company Sub) agrees (except to the extent that Parent shall otherwise consent in writing) to carry on the business of the Company in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, that the Company will pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with business, use their best efforts consistent with past practice and policies to preserve intact their present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company at and following the Closing Date. The Company will promptly notify Parent of any event or occurrence or emergency not in the ordinary course of the business of the Company, and any material event involving the Company. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and as set forth on Schedule 4.1, the Shareholders and the Company will take all action necessary to ensure that, the Company (including Company Sub) will not, without the prior written consent of
Parent:

          (a)  Enter into any commitment or transaction;

          (b) Transfer to any person or entity any Company Intellectual Property Rights (other than pursuant to end user licenses in the ordinary course of business);

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Shareholder Disclosure Schedules;

          (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, Shares or property) in respect of any of its capital Shares, or split, combine or reclassify any of its capital Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital Shares of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital Shares (or options, warrants or other rights exercisable therefor);

          (f) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital Shares or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any shares or other convertible securities;

          (g)  Cause or permit any amendments to the Organizational Documents;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (i) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (j) Incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;

          (k) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee or consultant or except payments made pursuant to written agreements outstanding on the date hereof or requirements of applicable law;

          (l) Except as required by applicable law, adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (m) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (n) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes or otherwise, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (o) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (p) Incur any indebtedness other than in the ordinary course of its business as it has been run prior to the date hereof, but in no event for an amount in excess of $10,000; or

          (q) Pass any resolution by its directors in general meeting other than any resolution or resolutions which may be necessary so as to implement in full the terms and provisions of this agreement;

          (r) Knowingly permit any of its insurance to lapse or knowingly do anything to make any policy of insurance void or voidable;

          (s) Enter into indemnities, guarantees or suretyships except those implied by law or given in relation to the products manufactured by it;

          (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Closing Date or the date of
          ---------------
termination of this Agreement, neither the Shareholders nor the Company (including Company Sub) will (nor will the Company (including Company Sub) permit its officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (including Company Sub) (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of the Company (or Company Sub) (other than sales of inventory or products in the ordinary course of business), (ii) provide information with respect to the Company (or Company Sub) to any person, other than Parent or Buyer, relating to the possible acquisition of the Company (or Company Sub) (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of the Company (or Company Sub) (other than sales of inventory or products in the ordinary course of business), (iii) enter into an agreement with any person, other than Parent or Buyer, providing for the acquisition of the Company (or Company Sub) (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of the Company (or Company Sub) (other than sales of inventory or products in the ordinary course of business) or (iv) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (or Company Sub) (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of the Company (or Company Sub) (other than sales of inventory or products in the ordinary course of business), by any person, other than by Parent or Buyer. In addition to the foregoing, if the Company (or Company Sub) receives prior to the Closing Date or the termination of this Agreement any offer or proposal relating to any of the above, the Company will immediately notify Parent thereof, including information as to the identity of the offeror or the party making any offer or proposal and the specific terms of any such offer or proposal, as the case may be, and other information related thereto as Parent may request.

     4.3  No Encumbrance.  Until the earlier of the Closing Date or the date of
          --------------
termination of this Agreement, the Shareholders will not (nor will the Shareholders permit any of their agents, representatives or affiliates to) directly or indirectly, take any action which could in any way and at any time impair the Shareholders' good and valid title to all of the Company Shares or could cause or lead to the creation of any lien, claim, charge, pledge, security interest, option, or other legal or equitable encumbrance with regard to any of the Company Shares.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Access to Information.  The Company will afford Parent and its
          ---------------------
accountants, counsel and other representatives, access during normal business hours during the period prior to the Closing Date to (i) all of its properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as may reasonably be requested. No information or knowledge obtained in any investigation pursuant to this Section 5.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

     5.2  Expenses.  Whether or not the purchase and sale of the Company Shares
          --------
contemplated hereby are consummated, all fees and expenses incurred in connection hereby including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, will be the obligation of the respective party incurring such fees and expenses.

     5.3  Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any party hereto unless expressly approved by Parent, the Shareholders' Agent and the Company prior to release. Following the Closing and prior to the earlier of an IPO or the two-year anniversary of the Closing Date, Parent and the Shareholders' Agent (as defined below) shall consult with each other prior to the public disclosure by either of them of the subject matter of this Agreement.

     5.4  Contractual Consents.  The Company and the Shareholders will each use
          --------------------
their best efforts to obtain the consents, waivers and approvals under any of the contracts to which the Company is a party or by which it is bound as may be required in connection with the transactions contemplated hereby so as to preserve all rights of, and benefits to, Buyer or Parent thereunder.

    5.5  Regulatory Filings; Reasonable Efforts.  Subject to the terms and
         --------------------------------------
conditions provided in this Agreement, each of the parties hereto will use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby (including in the case of the Company the holding of a meeting of its Shareholders as promptly as is reasonably practicable to approve this Agreement and the transactions contemplated hereby), to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     5.6  Notification of Certain Matters.  The Company will give prompt notice
          -------------------------------
to Parent, and Parent will give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 will not limit or otherwise affect any remedies available to the party receiving notice.

     5.7  Covenant Not to Compete or Solicit.
          ----------------------------------

          (a) Beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "Non-Compete Period"), none of the Warrantors shall,
                          ------------------
without the prior written consent of Parent, approach, contact, solicit or interfere with the business of (i) the Company's clients as of either the Closing Date or the one year period previous to the Closing Date; or (ii) clients of Parent or its affiliates on the Closing Date or the previous one year period with which Company employees had involvement; or (iii) any prospective client of Parent or the Company for which (a) a Proposal for work was made by the Company or such Warrantor within the twelve (12) month period prior to the Closing Date or (b) a Proposal for work is planned within six months of the Closing Date, in each case in connection with a "competing business purpose."
                                                 --------------------------
The term "competing business purpose" shall mean a business purpose that is or is likely to be competitive with the business of Parent or the Company. The term "Proposal" shall mean a written or oral presentation from the Company or a
 --------
Warrantor to a client or potential client.

       In addition, during the Non-Compete Period, no Warrantor shall directly or indirectly (other than on behalf of Parent or the Company), within the Territory, without the prior written consent of Parent, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, shareholder, employee or in any other manner whatsoever, engage in a Competitive Business Activity (as defined below). For all purposes hereof, the term "Competitive Business
                                                    --------------------
Activity" shall mean: (i) engaging in, or managing or directing persons engaged
--------
in the pricing, quotation, data gathering, data dissemination, and/or the sale or marketing of automobiles (whether independently or as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise); (ii) acquiring or having an ownership interest in any entity that engages or participates in any business related to the sale, the pricing, quotation, data gathering, data dissemination or marketing of automobiles via the Internet (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); or (iii) participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business described in clause (ii) of this sentence.

          (b) During the Non-Compete Period, no Warrantor shall, directly or indirectly, without the prior written consent of Parent, solicit, encourage, hire or take any other action which is intended to induce any employee of Parent, any subsidiary of Parent or the Company to terminate his or her employment with Parent, any subsidiary of Parent or the Company.

          (c) For the purposes hereof, "Territory" shall mean North America, Japan, and each country of Europe (including the United Kingdom).

          (d) Each of Gregory Perrier and Chris Wedermann acknowledges that his services are needed by virtue of the transactions contemplated herein and in connection with the ongoing business of the Company, and that their covenants not to compete or solicit contained in this Section 5.7 are given in conjunction with the transactions contemplated herein and the Company's ongoing business.

          (e) Each Warrantor agrees that it would be impossible or inadequate to measure and calculate Parent's or the Company's damages from any breach of the covenants set forth in this Section 5.7. Accordingly, each Warrantor agrees that if he breaches any provision of this Section 5.7, Parent or the Company will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining breach by such Warrantor or threatened breach and to specific performance of any provision of this Agreement. Each Warrantor further agrees that no bond or other security shall be required in obtaining equitable relief, nor will proof of actual damages be required for equitable relief. Each Warrantor hereby expressly consents to the issuance of injunction and to the ordering of specific performance.

     5.8  Release of Liabilities.  The Company shall obtain releases from those
          ----------------------
persons set forth on Schedule 5.8 (the "Company Creditors") in form and
                                        -----------------
substance satisfactory to Parent that, contingent upon the payment of those amounts set forth opposite such persons' name on Schedule 5.8 (the total of such amounts being the "Outstanding Liability Amount"), the Company and the Company
                   ----------------------------
Sub shall have no further liability or obligation to such Company Creditors, and that such Company Creditors have no other voting or other interest in the Company or Company Sub, except as may be expressly set forth in this Agreement.

     5.9  Consent to Transfer of Company Shares.  By execution of this Agreement
          -------------------------------------
below, each of the Shareholders hereby approves the transfer of the Company Shares pursuant to the terms of this Agreement for purposes of the approval necessary for transfer of the Company Shares set forth in the Articles of the Company, as amended, and otherwise.

     5.10  Employee Options.  Following the Closing, Parent will grant options
           ----------------
to purchase a total of 100,000 shares of Parent Common Stock to those employees of Company and/or Company Sub, and in the individual amounts, set forth on
Schedule 5.10, and on substantially the same terms and conditions on which Parent customarily grants options to purchase Parent Common Stock to its employees.

     5.11  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. In addition, prior to the Closing, the Company will timely satisfy all obligations to its suppliers and/or customers and otherwise carry on its relationships with parties in a businesslike and commercially reasonable manner.

     5.12  Shareholder Assurances.  In addition to the specific obligations set
           ----------------------
forth herein, the Shareholders shall use their best efforts to cause the Company (including Company Sub) to take or perform such actions as are required to be taken by the Company (or Company Sub) pursuant to this Agreement and to consummate the transactions contemplated by this Agreement.

     5.13  Employment Arrangements.  Parent shall make employment offers to
           -----------------------
Gregory Perrier and Chris Wedermann substantially in the form set forth as Annex B hereto (the "Employment Offers") which will provide for compensation of at
               -----------------
least $85,000 per annum and a one-time grant of an option to purchase 77,000 shares of Common Stock of Parent at an exercise price per share equal to the then fair market value (as determined in good faith by the Board of Directors of Parent) of a share of Parent Common Stock. The vesting schedule of the stock option shall be as follows: 3,850 shares shall vest on the date of grant, 7,700 shares shall vest on the sixth month anniversary of the date of grant and the remaining 65,450 shares shall vest at the end of each three-month period thereafter on a pro rata basis for the subsequent 42 months. Shares actually will vest only if optionee does not terminate employment with Parent prior to the scheduled vesting date.

     5.14  Tax Matters.  At the request of Parent, (i) the Shareholders and
           -----------
Company shall join with Parent and Buyer in making a timely election available under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code") and any corresponding elections available under state and local tax laws (collectively, the "Election") with respect to the transactions contemplated
                    --------
herein, (ii) Parent, Buyer and the Company shall, as promptly as practicable following the closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with Section 338 of the Code or any successor provisions (and all corresponding state and local tax laws) and (iii) Parent, Buyer and the Company shall report the acquisition pursuant to this Agreement consistent with the Election.

     5.15  Investment Representations.  Each of the Shareholders shall provide
           --------------------------
to Parent a certificate in the form attached as Annex E hereto, setting forth
                                                -------
certain investment representations.

     5.16  Residency.  Each Shareholder shall deliver to Parent prior to the
           ---------
Closing either (i) a statutory declaration to the effect that such Shareholder is not a non-resident of Canada for the purposes of the Income Tax Act (Canada); or (b) a Section 116 Certificate with a certificate limit not less than the non-resident holder's Pro Rata Portion of the Purchase Price, failing which the provisions of Section 1.4(c) shall apply.

     5.17  Continuance and Amalgamation.
           ----------------------------

           (a) At least two Business Days prior to Closing, the Shareholders will, if requested by the Parent, and at Parent's expense, cause the Company to cause Company Sub to incorporate a wholly-owned subsidiary of Company Sub ("ULC Subco") as an unlimited liability company pursuant to the Companies Act (Nova Scotia), utilizing a form of Memorandum of Association and Articles of Association satisfactory to the Parent in its sole discretion, and provide the Parent with executed and/or filed copies of all documents relating to such incorporation.

           (b) The Company shall ensure that the ULC Subco does not carry on any activities, enter into any agreements, or become subject to any obligations, except as requested by Parent.

           (c) At least two Business Days prior to Closing, the Shareholders shall cause the Company and Company Sub to be continued (the "Continuance") out of the Province of Ontario and into the Province of Nova Scotia under the Companies Act (Nova Scotia), utilizing a form of Memorandum of Association and Articles of Association for such continued company satisfactory to the Parent, acting reasonably, and provide the Parent with executed and/or filed copies of all documents and consents relating to the Continuance.

           (d) At least two Business Days prior to Closing, the Shareholders will cause the Company and Company Sub to provide the Parent with, or execute or cause to be executed, sufficient number of original consents and documents, including, without limitation, all affidavits and resolutions, duly executed by the requisite officers, directors and/or shareholders of the Company, Company Sub and ULC Subco, necessary to allow the Parent to file, prior to the Closing, an application with the Supreme Court of Nova Scotia to amalgamate the Company, Company Sub and, at the option of Parent, either Buyer or ULC Subco, such application being conditional upon the completion of the transactions contemplated herein this Agreement.

           (e) The Shareholders shall, and shall cause the Company to, take all other actions as may be reasonably requested by the Parent necessary to give effect to the covenants contemplated in the foregoing subsections and not to take any actions whatsoever in relation to such covenants without the prior written consent of the Parent.

           (f) Parent shall indemnify and hold harmless each of the Company and the Shareholders for any action(s) taken by them at the request of Parent pursuant to this Section 5.17.

     5.18  Maintenance of the Company Existence.  Parent agrees that following
           ------------------------------------
the Closing and until such time as the obligations under Section 1.3(c) have been satisfied, Parent shall maintain the existence of Company Sub as a "distinguishable business division."

     5.19  Guarantee.  Parent hereby guarantees to the Shareholders the prompt
           ---------
payment in full when due of the Class B Consideration, the Class C Consideration and the Common Consideration under the terms of this Agreement, in each case strictly in accordance with the terms hereof. Parent hereby further agrees that if Buyer shall fail to pay in full when due any of the Class B Consideration, Class C Consideration or Common Consideration, Parent will promptly pay the same, without any demand or notice whatsoever.


                                  ARTICLE VI

                           CONDITIONS TO THE CLOSING

     6.1  Conditions to Obligations of the Shareholders.  The obligations of the
          ---------------------------------------------
Shareholders to consummate the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived by the Shareholders' Agent:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Parent contained in this Agreement will be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date) with the same force and effect as if made on and as of the Closing Date, and the Shareholders will have received a certificate to such effect signed by Parent.

          (b)  Agreements and Covenants.  Parent will have performed or complied
               ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (c)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the purchase and sale of the Company Shares contemplated hereby will be in effect. All waiting periods, if any, under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby will have expired or terminated early.

          (d)  Legal Opinion.  The Company shall have received a legal opinion
               -------------
from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent, in the form attached hereto as Annex C.
                   -------

          (e)  Canadian Filings. The parties each shall have filed all notices
               ----------------
and information (if any) required under (i) the Investment Canada Act (Canada) and shall have received a notice (if required) from the responsible Minister under the Investment Canada Act (Canada) that he is satisfied or deemed to be satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada, and (ii) Part IX of the Competition Act (Canada) and the applicable waiting period shall have expired.

     6.2  Conditions to the Obligations of Parent.  The obligations of Parent
          ---------------------------------------
and Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of the Warrantors contained in this Agreement will be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Parent will have received a certificate to such effect signed by the Warrantors.

          (b)  Agreements and Covenants.  The Company and the Shareholders will
               ------------------------
have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.


          (c)  Claims.  There shall not have occurred any claims (whether or not
               ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or which are reasonably likely to have a Material Adverse Effect on the Company.

          (d)  Third Party Consents.  Any and all consents, waivers, and
               --------------------
approvals required to be listed pursuant to the Warrantor Disclosure Schedules shall have been obtained.

          (e)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
Soloway, Wright, legal counsel to the Company, in the form attached hereto as Annex D.

          (f)  No Material Adverse Changes. There shall not have occurred any
               ---------------------------
material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company or Company Sub since the date of this Agreement.

          (g)  Employment Offers.  Gregory Perrier and Chris Wedermann shall
               -----------------
have each accepted an Employment Offer.

          (h)  Sale by Shareholders.  (i) Each of the Shareholders shall have
               --------------------
submitted for sale to Buyer, in accordance with the terms of this Agreement, all of the Company Shares set forth across from such Shareholder's name as set forth in Annex A, and (ii) Richard Hrga shall have agreed to sell all of the Company
   -------
Shares owned by him to Buyer immediately upon payment of all amounts owed to him by the Company and Company Sub.

          (i)  Investment Representation Certificates. The Common Shareholders
               --------------------------------------
shall have each provided an Investment Representation Certificate to Parent.

          (j)  Resignation of Directors.  All directors of the Company and
               ------------------------
Company Sub shall have tendered their resignation effective as of the Closing.

          (k)  No Liabilities.  Parent shall have received evidence satisfactory
               --------------
to Parent that, upon payment of the Outstanding Liability Amount, the Company shall have no further liability or obligation to the Company Creditors.

          (l)  Canadian Filings.  The parties each shall have filed all notices
               ----------------
and information (if any) required under (i) the Investment Canada Act (Canada) and shall have received a notice (if required) from the responsible Minister under the Investment Canada Act (Canada) that he is satisfied or deemed to be satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada, and (ii) Part IX of the Competition Act (Canada) and the applicable waiting period shall have expired.

          (m)  No Amendments.  No amendments to the Memorandum of Association or
               -------------
Articles of Association of the Company, Company Sub or ULC Subco have been made, and no resolutions of the directors or shareholders of the Company, Company Sub or ULC Subco shall have been passed, from the date of incorporation of ULC Subco or the date of the Continuance, as the case may be, until the Closing without the prior written consent of Parent.



                                  ARTICLE VII

                       SURVIVAL; INDEMNIFICATION; SET OFF

     7.1  Survival and Limitations of Claims.  The representations and
          ----------------------------------
warranties of the parties contained herein shall survive the Closing and continue until the date which is the three-year anniversary of the Closing Date (except for any representation or warranty subject to a statutory period of limitation mandated by U.S. or Canadian law, in which case, the parties shall give effect to any waiver, mitigation or extension thereof). In the event that the Shareholders or Gregory Perrier (together, the "Indemnifying Parties") are
                                                    --------------------
obligated to indemnify Buyer pursuant to Section 7.2(a) hereof, Buyer shall not be entitled to claim indemnity from the Indemnifying Parties unless the amount of Losses (as defined below) is, in the aggregate, in excess of $10,000 (the "Basket Amount"), in which case, Buyer shall be entitled to claim against the Indemnifying Parties the entire amount of all such Losses. Notwithstanding the foregoing, Buyer shall be entitled to claim indemnity and the Basket Amount shall not apply as a threshold to, any and all claims made as a result of a breach or inaccuracy of the representations and warranties set forth in Section
2.1 of this Agreement.


     7.2  Indemnification; Set Off.
          ------------------------

          (a)  Shareholders' Indemnity.  The Indemnifying Parties, jointly and
               -----------------------
severally, will indemnify Buyer against and agree to hold harmless from any and all damage, loss, liability, claim, obligation of any nature whatsoever (after taking into account any insurance proceeds received) and expense (including any reasonable expenses of investigation and reasonable attorneys' fees and expenses), including the Current Asset Shortfall to the extent the Subsequent Class B Consideration is not reduced by such Current Asset Shortfall (each a "Loss") incurred by Parent, Buyer or the Company arising out of any breach of any representation or warranty, covenant or other agreement of the Company or the Indemnifying Parties contained or incorporated by reference herein or otherwise. The Indemnifying Parties shall not have any right of contribution from the Company with respect to any Loss claimed by Buyer after the Closing. As partial security for the indemnity provided in this Section 7.2, Buyer shall have the right to set off amounts from any Additional Cash Payments, Stock Consideration or Subsequent Class B Consideration in the manner provided in Section 7.2(c). In addition to setting off amounts from the Additional Cash Payments, Stock Consideration or Subsequent Class B Consideration, Buyer may, at its sole discretion, seek indemnification for Losses directly from the Indemnifying Parties in the manner and to the extent provided in Section 7.2(d). Except with respect to any knowing and intentional or fraudulent breaches of the representations and warranties or covenants of the Indemnifying Parties or the Company contained in this Agreement, the maximum amount that Buyer may recover from the Indemnifying Parties and Buyer's recourse against the Indemnifying Parties pursuant to the indemnity set forth in this Article VII shall be limited to the portion of the Purchase Price to which such Indemnifying Party is beneficially entitled; provided, that, except with respect to any knowing and intentional or fraudulent breaches of the representations and warranties or covenants of Rodolphe Perrier of which he has personal knowledge, the maximum amount that Buyer may recover from Rodolphe Perrier and Buyer's recourse against Rodolphe Perrier pursuant to the indemnity set forth in this Article VII shall be limited to the portion of the Purchase Price to which Rodolphe Perrier is beneficially entitled.

          (b)  Delivery of Officer's Certificate. In the event Buyer shall have
               ---------------------------------
incurred any Losses for which indemnification pursuant to this Article VII is sought, Buyer shall deliver to the Shareholder(s) from whom indemnification is being sought a certificate signed by any officer of Parent or Buyer (an "Officer's Certificate"): (i) stating that Buyer has paid or properly accrued or
 ---------------------
reasonably anticipates that it will have to pay or accrue Losses, (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each item was paid or properly accrued, or the basis for anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which item is related and (iii) indicating whether Buyer is seeking to set off Losses against the Additional Cash Payment, Stock Consideration or Subsequent Class B Consideration or is seeking indemnification directly, or any combination thereof, from such Indemnifying Party.

          (c)  Set Off From Additional Cash Payment, Stock Consideration and
               -------------------------------------------------------------
Subsequent Class B Consideration. Subject to Section 7.2(e), in the event that
--------------------------------
Buyer has elected a set off of the Additional Cash Payment, Stock Consideration or Subsequent Class B Consideration pursuant to this Section 7.2, upon delivery of an Officer's Certificate to the Indemnifying Parties, the Additional Cash Payment, Stock Consideration or Subsequent Class B Consideration otherwise payable to such

Shareholder(s) shall be appropriately reduced (or eliminated) by the amount of the Losses incurred by Buyer. For purposes hereof, each share of Parent Common Stock comprising a part of the Stock Consideration in respect of which Buyer shall have claimed a set off prior to vesting shall be valued at the fair market value of a share of Parent Common Stock as of the Closing Date, as determined by the Board of Directors of Parent. In the event that the Indemnifying Parties pay Buyer in full for any Losses in respect of which Buyer shall have elected a set off against the Stock Consideration, and such payment was made within ten (10) days of the resolution as to whether such Losses are in fact owing to Parent, the Indemnifying Parties shall be entitled to receive such Stock Consideration as if no set off had occurred.

          (d)  Actions Against Shareholder(s). Subject to Section 7.2(e), in the
               ------------------------------
event that Buyer has elected to pursue indemnity directly from an Indemnifying Party, the Indemnifying Party shall promptly, and in no event later than thirty
(30) days after delivery of the Officer's Certificate, wire transfer to Buyer, the appropriate portion of the applicable Loss.

          (e)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) If indemnification is being sought under Section 7.2(a), the Shareholders' Agent (as defined below) shall be responsible for and empowered to take all necessary and appropriate Shareholders' Agent Action (as defined below) in respect thereof. If the Shareholders Agent shall object in writing to any claim or claims made in any Officer's Certificate within thirty
(30) days after delivery of such Officer's Certificate, the Shareholders' Agent and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of Buyer's claims. If the Shareholders' Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and such memorandum shall be final, binding and conclusive upon all parties hereto.

               (ii) If no agreement as to the Shareholders' Agent's objections to any claim in an Officer's Certificate can be reached after good faith negotiation, either Buyer or the Shareholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until an amount is ascertained or all parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and the Shareholders' Agent. In the event that within thirty (30) days after submission of any dispute to arbitrators, Buyer and the Shareholders' Agent cannot mutually agree on an arbitrator, Buyer and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or a majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in the Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within ten (10) business days of any entry of a decision of the arbitrator(s) requiring payment of all or some portion of the Additional Cash Payment, Stock Consideration or Subsequent Class B Consideration withheld pursuant to Sections 7.1 and 7.2, Buyer shall make such payment to the Shareholders' Agent. Within ten (10) business days of a decision of an arbitrator(s) requiring payment by an Indemnifying Party, such Indemnifying Party shall make such payment to Buyer.

              (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any arbitration shall be held in the State of California, U.S.A., under the international rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses of and fees of the arbitrator(s) and the administrative fees of the American Arbitration Association shall be paid.

          (f) Each of the parties hereto agrees that Gregory Perrier shall be hereby appointed as agent and attorney-in-fact (the "Shareholders' Agent") for
                                                     -------------------
each of the Indemnifying Parties, and on their behalf is empowered to give and receive notices and communications, to authorize or object to Buyer's actions (including those pursuant to this Section 7.2), to negotiate and settle any disputes with Buyer and to demand arbitration and comply with the orders of courts and awards of arbitrators with respect to such adjustments, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing, all to the extent set forth in this Agreement. The Indemnifying Parties agree that the decisions, acts, consents and instructions of the Shareholders' Agent with regard to matters for which he is empowered to act on their behalf (each a "Shareholders' Agent Action") shall be
                                          --------------------------
final, binding and conclusive upon each Indemnifying Party as if such Indemnifying Party had taken such Shareholders' Agent Action itself and on its own behalf. Buyer may rely upon any Shareholders' Agent Action as being the decision, act, consent or instruction of each and every Indemnifying Party. Buyer is hereby relieved of any liability to any person for any acts done by them in accordance with a Shareholders' Agent Action. The Shareholders' Agent shall not be liable for any act done or omitted as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Indemnifying Parties hereby agree to severally indemnify and hold harmless the Shareholders Agent against any loss, liability or expense incurred without negligence or bad faith on the part of Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent. A new Shareholders' Agent may be appointed by Shareholders holding sixty six percent (66%) of the Company Shares as of the date hereof and upon twenty (20) business days written notice to Buyer.

          (g)  Third-Party Claims.  In the event Buyer becomes aware of a third-
               ------------------
party claim which Buyer believes may result in Losses, Buyer shall notify the Indemnifying Parties of the claim, and the Indemnifying Parties shall be permitted to authorize the Shareholders' Agent, at their expense, to participate in the defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim; provided, that except with the consent of the Shareholders' Agent, the amount of any such settlement with such third-party claimants shall not be determinative of the amount of any Losses incurred by Buyer for purposes of indemnification pursuant to Sections 7.1 and 7.2 hereto, if the consent of the Shareholders' Agent was reasonably withheld (in which event the amount of Losses to which Buyer has a right of indemnification shall be determined pursuant to Section 7.2(e) unless Buyer and the Shareholders' Agent shall agree as to the amount of such Losses). In the event that the Shareholders' Agent has consented to any settlement, the Shareholder(s) shall have no power or authority to object under any provision of Sections 7.1 and 7.2 to the amount of any set off in accordance with settlement.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a) by mutual consent of Parent and either the Shareholders' Agent or Shareholders holding a majority of the Company Shares as of the date hereof;

          (b) by Parent or the Shareholders' Agent if: (i) the Closing Date has not occurred by the end of August 3, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) will not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a national, federal or state court in Canada or the United States in effect preventing consummation of the purchase and sale of the Company Shares contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the purchase and sale of the Company Shares contemplated hereby by any Governmental Entity that would make consummation of the purchase and sale of the Company Shares contemplated hereby illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would:
(i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company as a result of the transactions contemplated hereby;

          (d) by Parent if Parent is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Shareholders and (i) such breach has not been cured within five
(5) business days after written notice to the Company and the Shareholders' Agent (provided that, no cure period will be required for a breach which by its nature cannot be cured), and (ii) as a result of breach the conditions set forth in Sections 6.2(a), 6.2(b) or 6.2(e), as the case may be, would not then be satisfied;

          (e) by the Shareholders' Agent if no Shareholder is in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period will be required for a breach which by its nature cannot be cured), and (ii) as a result of breach the conditions set forth in Section 6.1(b) would not then be satisfied.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of Parent, the Company or the Shareholders, or their respective officers, directors or shareholders, provided that each party will remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2 and
5.3 and Article IX of this Agreement will remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time, but any amendment shall be valid only by execution of an instrument in writing signed on behalf of Parent, Buyer, the Company, Company Sub, the Shareholders and Gregory Perrier.

     8.4  Extension; Waiver.  At any time prior to the Closing Date, Parent, on
          -----------------
the one hand, and either the Shareholders' Agent or Shareholders holding a majority of the Company Shares as of the date hereof on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to a party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of party contained herein. Any agreement on the part of a party hereto to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of parties.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder will be in
          -------
writing and will be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at other address for a party as shall be specified by like notice):

          (a)  if to Parent or Buyer, to:


               CarsDirect.com, Inc.
               4312 Woodman Avenue
               3rd Floor
               Sherman Oaks, CA  91423
               Attention: Chief Executive Officer and Chief Financial Officer Telephone No.: (800) 692-2200
               Facsimile No.:  (818) 386-2418

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Martin Korman
                           Peter Bergman
               Telephone No.:  (650) 493-9300
               Facsimile No.: (650) 493-6811

               and

               Aird & Berlis
               BCE Place
               Suite 1800, Box 754
               181 Bay Street
               Toronto, Ontario M5J 2T9
               Attention:  Jay A. Lefton
               Telephone No.: (416) 865-7720
               Facsimile No.:  (416) 863-1515

          (b)  if to the Company:

               Perga Capital Corp.
               345 Saskatoon Street
               London, Ontario, Canada
               Attention: Gregory Perrier
               Telephone No.: 519-451-2323
               Facsimile No.: 519-451-6615

               with a copy to:

               Soloway, Wright
               427 Laurier Avenue West, Suite 900
               Ottawa, Ontario  KIR 7Y2
               Attention: Gregory Sanders
               Telephone No.: 613-236-0111
               Facsimile No.: 613-238-8507

          (c)  if to the Shareholders' Agent:

               Gregory T. Perrier
               345 Saskatoon Street
               London, Ontario, Canada
               Attention: Gregory Perrier
               Telephone No.: 519-451-2323
               Facsimile No.: 519-451-6615

               with a copy to:

               Soloway, Wright
               427 Laurier Avenue West, Suite 900
               Ottawa, Ontario  KIR 7Y2
               Attention: Gregory Sanders
               Telephone No.: 613-236-0111
               Facsimile No.: 613-238-8507

          (d) if to a Shareholder or to the Shareholders, to each of their respective addresses as set forth in Annex A.
                                     -------
     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated, (i) all references herein to "Dollars" or "$" shall refer to the lawful currency of the United States of America, and (ii) all references herein to "Cdn$" shall refer to the lawful currency of Canada.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, the schedules and
          ----------------------------
Annexes hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the United States and the state of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of the courts of such state and agrees that process may be served upon them in any manner authorized by the laws of the state of California for persons and waives and covenants not to assert or plead any objection which they might otherwise have to jurisdiction and process. Notwithstanding the foregoing, with respect to any litigation concerning a breach of Section 1.3(c)(i) of this Agreement, (i) Parent and Buyer shall consent to the jurisdiction of the courts of, and venue in, Toronto, Ontario, Canada, and (ii) the governing law in the event of such litigation shall be that of the province of Ontario, Canada.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  Specific Performance.  The parties hereto agree that irreparable
          --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including Section 4.2 hereof, in any court in the state of California having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10  Currency Conversion.  For the purpose of conversion of United States
           -------------------
currency to Canadian currency, or vice versa, the closing New York foreign exchange selling rate for the currency to be converted for the prior business day as reported by The Wall Street Journal shall be used.

                                     *****

     IN WITNESS WHEREOF, Parent, Buyer, the Company, Company Sub, the Shareholders and Gregory T. Perrier have signed or caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

CARSDIRECT.COM, INC.

By: /s/ Scott Painter
   -------------------------------
Name: Scott Painter
Title: CEO


ADMS NOVA SCOTIA COMPANY

By: /s/ Scott Painter
   -------------------------------
Name: Scott Painter
Title: CEO


PERGA CAPITAL CORP.

By: /s/ G. T. Perrier
   -------------------------------
Name: Gregory T. Perrier
Title: Vice President


AUTODATA MARKETING SYSTEMS INCORPORATED

By: /s/ G. T. Perrier, President/C. Wedermann
   ------------------------------------------
Name:
Title:

/s/ C. Wedermann
----------------------------------
Chris Wedermann

/s/ Rodolphe Perrier
----------------------------------
Rodolphe Perrier


                         ***SHARE PURCHASE AGREEMENT***

ROYAL BANK FINANCIAL CORPORATION,
AS TRUSTEE FOR THE TUNGSTEN TRUST

By: /s/
   -------------------------------
Name:
Title:

/s/ G. T. Perrier
----------------------------------
Gregory Perrier



                         ***SHARE PURCHASE AGREEMENT***

                               INDEX OF ANNEXES

     Annex    Description
     ------   -----------

     Annex A  Schedule of Shareholders

     Annex B  Form of Employment Offer Letter

     Annex C  Legal Opinion of Wilson Sonsini Goodrich & Rosati

     Annex D  Legal Opinion of Soloway, Wright

     Annex E  Form of Investment Representation Certificate

                               INDEX OF SCHEDULES

     Schedule    Description
     --------    -----------

                                      -57-